Exhibit 99

NEWS RELEASE

CONTACT:
Alysha Tawney
Manager, Strategy and Investor Relations
713-331-4902
(IR@stage.com)

Stage Stores Announces First Quarter Earnings Release Date and Conference Call Information

HOUSTON, TX, May 10, 2018 - Stage Stores, Inc. (NYSE: SSI) today announced that it will release its first quarter fiscal 2018 financial results on Thursday, May 24, 2018. The release of the Company’s results will be followed by a pre-recorded conference call, which will occur at 8:30 a.m. Eastern Time on the same day.

Interested parties may access the Company’s pre-recorded conference call by dialing 866-393-5631 and providing the conference ID: 3989619. Alternatively, interested parties may listen to an audio webcast of the conference call through the Investor Relations section of Company's website (corporate.stage.com). A replay of the conference call will be available online through June 28, 2018.

About Stage Stores
Stage Stores, Inc. is a leading retailer of trend-right, name-brand values for apparel, accessories, cosmetics, footwear and home goods. As of May 10, 2018, the Company operates in 42 states through 772 BEALLS, GOODY'S, PALAIS ROYAL, PEEBLES and STAGE specialty department stores and 59 GORDMANS off-price stores, as well as an e-commerce website at www.stage.com.   For more information about Stage Stores, visit the Company’s website at corporate.stage.com.